UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	98-0501000
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

141 Front Street Hamilton Bermuda	HM19
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary shares, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-276163
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereby is the Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of Aspen Insurance Holdings Limited, a Bermuda exempted company (the “Registrant”).
For a description of the Ordinary Shares being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” contained in the Registrant’s registration statement on Form F-1 (File No. 333-276163), as initially filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2023, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the SEC:

3.1
Certificate of Incorporation, Certificate of Incorporation on Change of Name and Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-276163) filed on December 20, 2023).

3.2	Altered Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-276163) filed on December 20, 2023).

3.3
Certificate of Deposit of Memorandum of Increase of Share Capital of Aspen Insurance Holdings Limited delivered to the Registrar of Companies on April 8, 2024 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-276163) filed on December 11, 2024).

3.4
Third Amended and Restated Bye-laws (incorporated herein by reference to Exhibit 3.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-276163) filed on March 20, 2025).

3.5
Certificate of Designation of the Registrant’s 5.625% Perpetual Non-Cumulative Preference Shares, dated September 20, 2016 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2016).

3.6
Specimen Certificate for the Registrant’s 5.625% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2016).

3.7
Certificate of Designation for the Registrant’s 5.625% Perpetual Non-Cumulative Preference Shares represented by Depositary Shares, each such Depositary Share representing a 1/1000th interest in a 5.625% Perpetual Non-Cumulative Preference Share, dated August 13, 2019 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K filed on August 13, 2019).

3.8
Specimen Share Certificate evidencing the 5.625% Perpetual Non-Cumulative Preference Shares represented by Depositary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 6-K filed on August 13, 2019).

3.9
Certificate of Designation for the Registrant’s 7.00% Perpetual Non-Cumulative Preference Shares represented by Depositary Shares, each such Depositary Share representing a 1/1000th interest in a 7.00% Perpetual Non-Cumulative Preference Share, dated November 26, 2024 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K filed on November 26, 2024).

3.10
Specimen Share Certificate evidencing the 7.00% Perpetual Non-Cumulative Preference Shares represented by Depositary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 6-K filed on November 26, 2024).

10.1
Deposit Agreement dated as of August 13, 2019 among the Registrant, Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 6-K filed on August 13, 2019).

10.2	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form 6-K filed on August 13, 2019).

10.3
Deposit Agreement dated as of November 26, 2024 among the Registrant, Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 6-K filed on November 26, 2024).

10.4	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form 6-K filed on November 26, 2024).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2025		ASPEN INSURANCE HOLDINGS LIMITED

	By:	/s/ David Amaro
David Amaro
Group General Counsel & Company Secretary